UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 12, 2021

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39317	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ON	The Nasdaq Stock Market LLC
Preferred Stock, Series B Junior Participating, Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of ON Semiconductor Corporation (the “Corporation”) amended the Corporation’s forms of long-term incentive award agreements under the ON Semiconductor Corporation 2010 Amended and Restated Stock Incentive Plan, as amended (the “Plan”), for the applicable executive officers of the Corporation (the “Executive Officers”).

Under the 2021 form of Restricted Stock Units Award Agreement issued to the Executive Officers pursuant to the Plan, restricted stock units will vest pro rata over three years from the date of grant, subject to certain service-based requirements.

Under the 2021 form of Performance-Based Restricted Stock Units Award Agreement issued to the Executive Officers pursuant to the Plan (the “PBRSU Agreement”) the Executive Officers will be eligible to earn: (i) base award units (“Base Award Units”) based on the achievement of certain financial performance goals (the “Financial Performance Goals”) based on the Corporation’s non-GAAP revenue, non-GAAP gross margin, and non-GAAP operating expense performance for the Corporation’s fiscal year ending December 31, 2021 (the “2021 Fiscal Year”); (ii) upside award units (“Upside Units”) based on the Corporation’s attainment of the Financial Performance Goals at or above the target levels set forth in the PBRSU Agreement for the 2021 Fiscal Year; and (iii) additional units based on the achievement of certain relative total shareholder return (“Relative TSR”) performance goals (the “TSR Multiplier Performance Goals,” and collectively with the Financial Performance Goals, the “Performance Goals”) for the 2021 Fiscal Year, the Corporation’s fiscal year ending December 31, 2022, and the Corporation’s fiscal year ending December 31, 2023 (such additional units collectively with the Base Award Units and the Upside Units, “PBRSUs”). Pursuant to the PBRSU Agreement, all earned Base Award Units and Upside Units will vest pro rata over three years from the date of grant, and the number of Base Award Units and Upside Units (if any) earned by each Executive Officer will be reduced by 50% if, at the time of measurement of any of the TSR Multiplier Performance Goals, the Corporation’s Relative TSR achievement is less than the 25th percentile for the applicable performance measurement period for such TSR Multiplier Performance Goal. The PBRSUs awarded to the Executive Officers will be settled in stock and will vest, if at all, subject to the Corporation’s achievement of the applicable Performance Goals during the applicable performance periods and subject to final determination by the Committee that the applicable Performance Goals have been achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: February 19, 2021	By:	/s/ GEORGE H. CAVE
George H. Cave Executive Vice President, General Counsel, Chief Compliance Officer, Chief Risk Officer and Secretary